                            AMENDMENT TO EMPLOYEE AGREEMENT



         Amendment dated June 13, 2000 to the Key Employee Agreement effective as of April 30, 1996 between Delcath Systems Inc. and M.S. Koly.

         For good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. The first sentence of Section 1.2, as previously amended, is hereby revised to read as follows:

         "You will work for the Company on a full-time basis and will devote your best efforts to the performance of your duties hereunder and the business and affairs of the Company."

         2. You acknowledge that the salary of $101,250 paid to you for 1999 represents all compensation due to you for that year.



IN WITNESS WHEREOF, the Company and the Employee have executed this Amendment the day and year first above written.

                                                    Employee:


                                                    /s/ M.S. Koly
                                                    ---------------------------
                                                    M.S. Koly




                                                    Employer:
                                                    Delcath Systems, Inc.



                                                    By: /s/ Joseph Milana
                                                       ------------------------
                                                       Joseph Milana, Controller

                       AMENDMENT TO KEY EMPLOYEE AGREEMENT

         THIS AMENDMENT dated April 30, 1999 to the KEY EMPLOYEE AGREEMENT effective as of April 30, 1996 by and between DELCATH SYSTEMS, INC., a Delaware corporation with its principal offices at 1100 Summer Street, 3rd Floor, Stamford, Connecticut 06905 (the "Company") and M.S. KOLY residing at 575 Middlesex Road, Darien, Connecticut 06820 hereinafter referred to as the "Employee").

         For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. The first sentence of Section 1.2 of the Key Employee Agreement is deleted in its entirety and the following inserted in place thereof:
            "You will devote your best efforts to the performance of your duties hereunder and the business and affairs of the Company."

         2. Exhibit A, Section 1 of the Key Employee Agreement is amended by adding to the end thereof the following: "provided, however, that if the Company closes on a private placement or public offering with gross proceeds of $5,000,000 or more during the term of this Agreement ("a Qualified Financing"), a new three-year term shall commence upon such closing, with further renewals subject to the terms of Section 2.1, and terminations subject to Sections 2.2 and
            2.3 of the Agreement."

         3. Exhibit A, Section 2(a) of the Key Employee Agreement is amended by deleting it in its entirety and inserting in place thereof the following:

            "(a) Base Salary. Your Base Salary shall be $120,000 per annum, payable in accordance with the Company's payroll policies, and subject to increases thereafter as determined by the Company's Board of Directors or Executive Committee. Upon the closing of a Qualified Financing, your Base Salary shall increase to $175,000 per annum, subject to increases thereafter as determined by the Company's Board of Directors or Executive Committee."

         4. In all other respects the Key Employee Agreement remains in full force and affect.

         IN WITNESS WHEREOF, the Company has caused this Amendment to the Key Employee Agreement to be signed by its duly authorized officer, and Employee has hereto set his hand and seal as of the day and year first hereinabove written.

EMPLOYEE:                                          EMPLOYER:
                                                   DELCATH SYSTEMS, INC.


/s/ M.S. Koly                                      By: /s/ Joseph Milana
-------------------------                              -------------------------
    M.S. Koly                                          Joseph Milana, Controller

                               ------------------

                             KEY EMPLOYEE AGREEMENT

                                -----------------

 To:  M.S. Koly                                             As of April 30, 1996
      575 Middlesex Road
      Darien, Connecticut 06820

         The undersigned, Delcath Systems, Inc. a Delaware corporation (the "Company"), with its principal place of business located at 1100 Summer Street, Stamford, Connecticut 06905, hereby agrees with you as follows:

1.  Position and Responsibilities.

    1.1 You shall serve as Chief Executive Officer of the Company, (or in such other executive capacity as shall be designated by the Board of Directors or Executive Committee of the Company and reasonably acceptable to you) and shall perform the duties customarily associated with such capacity from time to time and at such place or places as the Board of Directors or Executive Committee of the Company shall designate as appropriate and necessary in connection with such employment. The Company agrees to use its best efforts to have you elected to the Board of Directors each year in which this Agreement is in force.

    1.2 You will, to the best of your ability, devote a minimum of two days per week and your best efforts to the performance of your duties hereunder and the business and affairs of the Company. You agree to perform such executive duties as may be assigned to you by or on authority of the Company's Board of Directors or Executive Committee from time to time. After receipt of notice of termination of your employment hereunder, you shall continue to be available to the Company on a part-time basis at reasonable and customary hourly rates to assist in any necessary transition.

    1.3 You will duly, punctually, and faithfully perform and observe any and all rules and regulations which the Company may now or shall hereafter reasonably establish governing your conduct as an employee and the conduct of its business.

2.  Term of Employment.

    2.1 The initial term of this Agreement shall be for the period of years set forth on Exhibit A annexed hereto commencing with the date hereof. Thereafter, this Agreement shall be automatically renewed for successive periods of one (1) year, unless you or the Company shall give the other party not less than three (3) months prior written notice of non-renewal. Your employment with the Company may be terminated as provided in Sections 2.2 or 2.3.

    2.2 The Company shall have the right to terminate your employment at any time under this Agreement prior to the stated term in any of the following ways:

    (a) on thirty (30) days prior written notice to you upon your death or disability (disability shall be defined as your inability to perform duties under this Agreement for an aggregate of ninety (90) days out of any one hundred eighty (180) day period due to mental or physical disability);

    (b) immediately without prior notice to you by the Company for Cause, as hereinafter defined provided, however, that prior to any such termination for Cause, you have had a reasonable opportunity to be heard thereon;

    (c) immediately without prior notice to you or Cause, in the event of the liquidation or reorganization of the Company under the federal Bankruptcy Act or any state insolvency or bankruptcy law;

    (d) at any time without Cause, provided the Company shall be obligated to pay to you upon notice of termination, as severance pay, a lump sum amount equal to one (1) year's Base Salary (as set forth on Exhibit A attached hereto), less applicable taxes and other required withholdings and any amounts you may owe to the Company. If, however, a change of control in the Company should occur causing termination of your employment without Cause, then you shall be entitled to receive as severance pay a lump sum amount equal to the greater of (i) one
(1) year's Base Salary (as set forth on Exhibit A attached hereto), or (ii) the Base Salary due to you for the remaining term of this Agreement at the time of termination. For purposes of this Agreement "change of control" shall be deemed to be the sale of all or substantially all of the stock or assets of the Company, the merger of the Company with another entity where the other entity survives the merger, or a change in the composition of the Board of Directors such that the current incumbents no longer constitute at least a majority of the Board.

    2.3 You shall have the right to terminate your employment hereunder for any reason, upon not less than ninety (90) days prior written notice to the Company. You shall also have the right to terminate your employment hereunder in the event of a change of control or, in the event of a material change, without your consent, in your duties or responsibilities, upon not less than thirty (30) days' prior written notice to the Company. For the purposes of this Section 2.3, a material change includes, but is not limited to, relocation of the Company's location at which you are employed to more than one hundred (100) miles from its present location. If you elect to terminate your employment due to a material change in your duties or responsibilities or due to a change of control, you shall be entitled to receive as severance pay a lump sum in an amount equal to the greater of (i) one year's Base Salary (as set forth on Exhibit A attached hereto) or (ii) the Base Salary due to you for the remaining term of this Agreement at the time of termination.

    2.4 "Cause" for the purpose of Section 2 of this Agreement shall mean: (i) the falseness or material inaccuracy of any of your warranties or representations herein; (ii) your willful failure or refusal to comply with explicit directives of the Board of Directors or Executive Committee or to render the services required herein; (iii) fraud or embezzlement involving assets of the Company, its customers, suppliers or affiliates or other misappropriation of the Company's assets or funds; (iv) your conviction of a criminal felony offense; (v) the willful breach or habitual neglect of your obligations under this Agreement or your duties as an employee of the Company;
(vi) habitual use of drugs or insanity. The existence of Cause for termination of your employment by the Company shall be subject, upon the written election by you or the Company, to binding arbitration as provided in Section 9 hereof. The cost of arbitration, exclusive of the cost of each party's legal representation (which, except as hereinafter otherwise provided, shall be borne by the party incurring the expense), shall be borne by the instigating party; provided, however, that the arbitrators' award may require either party to reimburse the other for the reasonable cost of legal representation in the arbitration proceedings.

    Further, any dispute, controversy, or claim arising out of, in connection with, or in relation to this definition of "Cause" shall be settled by arbitration as provided in Section 9 hereof. Any award or determination shall be final, binding, and conclusive upon the parties, and a judgment rendered may be entered in any court having jurisdiction thereof.

    2.5 If your employment is terminated because of your death, pursuant to subsection 2.2(a), all obligations of the Company hereunder cease, except with respect to amounts and obligations accrued to you through the last day of the month during which your death has occurred.

    If your employment is terminated by the Company for any other reason, pursuant to subsection 2.2(b), (c), or (d) above, all obligations of the Company (except with respect to amounts and obligations accrued to you prior to the date of termination) shall cease.

3.  Compensation

    You shall receive the compensation and benefits set forth on Exhibit A attached hereto ("Compensation") for all services to be rendered by you hereunder and for your transfer of property rights pursuant to an agreement relating to proprietary information and inventions of even date herewith attached hereto as Exhibit C between you and the Company (the "Proprietary Information and Inventions Agreement").

4.  Other Activities During Employment

    4.1 Except for any outside employments, consultancies and directorships currently held by you and companies in which Venkol Ventures or its affiliates maintains an investment of any size, as listed on Exhibit B attached hereto, and except with the prior written consent of a disinterested majority of the Company's Board of Directors, exclusive of yourself, which consent will not be unreasonably withheld, you will not, during the term of this Agreement, undertake or engage in any other employment, occupation or business enterprise which directly competes with the Company other than one in which you are an inactive investor.

    4.2 You hereby agree that, except as disclosed on Exhibit B attached hereto, during your employment hereunder, you will not, directly or indirectly, engage
(i) individually, (ii) as an officer, (iii) as a director, (iv) as an employee,
(v) as a consultant, (vi) as an advisor, (vii) as an agent (whether a salesperson or otherwise), (viii) as a broker, or (ix) as a partner, coventurer, stockholder or other proprietor owning directly or indirectly more than five percent (5%) interest in any firm, corporation, partnership, trust, association, or other organization which is engaged in the planning, research, development, production, manufacture, marketing, sales, or distribution of drug delivery and filtration systems, related products, equipment, or services (such firm, corporation, partnership, trust, association, or other organization being hereinafter referred to as a "Prohibited Enterprise"). Except as may be shown on Exhibit B attached hereto, you hereby represent that you are not engaged in any of the foregoing capacities (i) through (ix) in any Prohibited Enterprise.

5.  Former Employees.

    5.1 You represent and warrant that your employment by the Company will not conflict with and will not be constrained by any prior or current employment, consulting agreement or relationship whether oral or written. You represent and warrant that you do not possess confidential information arising out of any such employment, consulting agreement or relationship which, in your best judgment, would be utilized in connection with your employment by the Company in the absence of Section 5.2.

    5.2 If, in spite of the second sentence of Section 5.1, you should find that confidential information belonging to any other person or entity might be usable in connection with the Company's business, you will not intentionally disclose to the Company or use on behalf of the Company any confidential information belonging to any of your former employers; but during your employment by the Company you will use in the performance of your duties all information which is generally known and used by persons with training and experience comparable to your own all information which is common knowledge in the industry or otherwise legally in the public domain.

6.  Proprietary Information and Inventions.

    You agree to execute, deliver and be bound by the provisions of the Proprietary Information and Inventions Agreement attached hereto as Exhibit C.

7.  Post-Employment Activities.

    7.1 For a period of one (1) year after the termination or expiration, for any reason, of your employment with the Company hereunder, absent the Board of Directors' prior written approval, you will not directly or indirectly engage in activities similar to those described in Section 4.2, nor render services similar or reasonably related to those which you shall have rendered hereunder to, any person or entity whether now existing or hereafter established which directly competes with (or proposes or plans to directly compete with) the Company ("Direct Competitor") in the drug filtration and delivery systems business. Nor shall you entice, induce or encourage any of the Company's other employees to engage in any activity which, were it done by you, would violate any provision of the Proprietary Information and Inventions Agreement or this
Section 7. As used in this Agreement, the term "any line of business engaged in or under demonstrable development by the Company" shall be applied as at the date of termination of your employment, or, if later, as at the date of termination of any post-employment consultation,

    7.2 For a period of one (1) year after the termination of your employment with the Company, the provisions of Section 4.2 shall be applicable to you and you shall comply therewith.

    7.3 No provision of this Agreement shall be construed to preclude you from performing the same services which the Company hereby retains you to perform for any person or entity which is not a Direct Competitor of the Company upon the expiration or termination of your employment (or any post-employment consultation) so long as you do not thereby violate any term of this Agreement or the Proprietary Information and Inventions Agreement.

8.  Remedies.

    Your obligations under the Proprietary Information and Inventions Agreement and the provisions of Sections 4.2, 7, 8, 9, and 11 of this Agreement (as modified by Section 14, if applicable) shall survive the expiration or termination of your employment (whether through your resignation or otherwise) with the Company. You acknowledge that a remedy at law for any breach or threatened breach by you of the provisions of the Proprietary Information and Inventions Agreement or Section 4 or 7 hereof would be inadequate and you therefore agree that the Company shall be entitled to such injunctive relief in case of any such breach or threatened breach.

9.  Arbitration.

    Any dispute concerning this Agreement including, but not limited to, its existence, validity, interpretation, performance or non-performance, arising before or after termination or expiration of this Agreement, shall be settled by a single arbitrator in Stamford, Connecticut, in accordance with the expedited procedures of the commercial rules then in effect of the American Arbitration Association. Judgement upon any award may be entered in the highest court, state or federal, having jurisdiction. The cost of such arbitration shall be borne equally between the parties thereto unless otherwise determined by such arbitration panel.

10. Assignment.

    This Agreement and the rights and obligations of the parties hereto shall bind and inure to the benefit of any successor or successors of the Company by reorganization, merger or consolidation and any assignee of all or substantially all of its business and properties, but, except as to any such successor or assignee of the Company, neither this Agreement nor any rights or benefits hereunder may be assigned by the Company or by you, except by operation of law or by a further written agreement by the parties hereto.

11. Interpretation.

    IT IS THE INTENT OF THE PARTIES THAT in case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. MOREOVER, IT IS THE INTENT OF THE PARTIES THAT is any one or more of the provisions contained in this Agreement is or becomes or is deemed invalid, illegal or unenforceable or in case any shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, such provision shall be construed by amending, limiting and/or reducing it to conform to applicable laws so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the parties, it shall be stricken and the remainder of this Agreement shall remain in full force and effect.

12. Notices.

    Any notice which the Company is required to or may desire to give you shall be given by registered or certified mail, return receipt requested, addressed to you at your address of record with the Company, or at such other place as you may from time to time designate in writing. Any notice which you are required or may desire to give to the Company hereunder shall be given by registered or certified mail, return receipt requested, addressed to the Company at its principal office, or at such other office as the Company may from time to time designate in writing.

13. Waivers.

    No waiver of any right under this Agreement shall be deemed effective unless contained in a writing signed by the party charged with such waiver, and no waiver of any right arising from any breach or failure to perform shall be deemed to be a waiver of any future such right or of any other right arising under this Agreement.

14. Complete Agreement: Amendments.

    The foregoing, including Exhibits A, B and C attached hereto, is the entire agreement of the parties with respect to the subject matter hereof, superseding any previous oral or written communications, representations, understandings, or agreements with the Company or any officer or representative thereof. This Agreement may be amended or modified or certain provisions waived only by a written instrument signed by the parties hereto, upon authorization of the Company's Board of Directors.

15. Headings.

    The headings of the Sections contained in this Agreement are inserted for convenience and reference only and in no way define, limit, extend or describe the scope of this Agreement, the intent of any provisions hereof, and shall not be deemed to constitute a part hereof nor to affect the meaning of this Agreement in any way.

16. Counterparts.

    This Agreement may be signed in two counterparts, each of which shall be deemed an original and both of which shall together constitute one agreement.

17. Governing Law.

    This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.







                       THIS SPACE INTENTIONALLY LEFT BLANK

    If you are in agreement with the foregoing, please sign your name below and also at the bottom of the Proprietary Information and Inventions Agreement, whereupon both Agreements shall become binding in accordance with their terms. Please then return this Agreement to the Company. (You may retain for your records the accompanying counterpart of this Agreement enclosed herewith).

                                                    Very truly yours,

                                                    Delcath Systems, Inc.



                                                    By: Joseph Milana
                                                        ------------------------
                                                        Duly Authorized/Chairman





Accepted and Agreed:


/s/ M.S. Koly
-----------------------
M.S. Koly

                                                                       EXHIBIT A
                    EMPLOYMENT TERM COMPENSATION AND BENEFITS
                                       OF
                                   M. S. KOLY
                             CHIEF EXECUTIVE OFFICER

1.  Term.

    The term of the Agreement to which this Exhibit A is annexed and incorporated shall be for three (3) years commencing on the date hereof, unless renewed in accordance with Section 2.1 of the Agreement or terminated prior thereto in accordance with Section 2.2 or 2.3 of the Agreement.

2.  Compensation.

    (a) Base Salary. Your initial Base Salary shall be Five Thousand and XX/100 Dollars ($5,000.00), per month, which shall increase to Ten Thousand and XX/100 Dollars ($10,000.00) per month upon the completion of a private placement or initial public offering to raise a minimum of $5 million in new financing for the Company, payable in accordance with the Company's payroll policies, and subject to increases thereafter as determined by the Company's Board of Directors or Executive Committee. This Base Salary assumes a two day per week schedule (40% of full-time). When you assume full-time status (or otherwise devote more than two days per week to your duties), your Base Salary shall be increased proportionately.

    (b) Bonus. You may receive bonuses at the discretion of the Company's Board of Directors or Executive Committee.

3.  Vacation.

    You shall be paid for and entitled to all legal and religious holidays, and three (3) weeks paid vacation per annum. You shall arrange for vacations in advance at such time or times as shall be mutually agreeable to you and the Company. Any vacation time not used in any particular year may be carried forward into the subsequent year. You may not receive pay in lieu of vacation.

4.  Insurance and Benefits.

    You shall be eligible for participation in any health or other group insurance plan which may be established by the Company or which the Company is required to maintain by law. You shall also be entitled to participate in any employee benefit program which the Company may establish for its key employees or for its employees generally, including, but in no way limited to, bonuses and stock purchase or option plans. The Company shall provide comprehensive health insurance for you and your dependents. Additionally, the Company shall maintain term life insurance in the amount of at least Five Hundred Thousand and XX/100 Dollars ($500,000) payable to a beneficiary or beneficiaries of your own choosing in the event of your death. The Company shall also maintain a long-term disability insurance policy payable to a beneficiary or beneficiaries of your choosing should you suffer a long-term disability. Should your employment be terminated for any reason, the Company will use its best efforts to allow you to assume these policies.

5.  Expenses.

    The Company shall reimburse you promptly for all reasonable and ordinary business and out-of-pocket expenses incurred by you in connection with the Company's business and in the scope of your employment hereunder, as approved by the Company, including, without limitation, reasonable and necessary travel, lodging, entertainment and meals incurred by you during the term of this Agreement, provided the expenses are incurred in furtherance of the Company's business and at the request of the Company. You agree to keep and maintain records of the aforesaid expenses as may be requested by the Company and to account to the Company for the expenses prior to reimbursement.

                                                                       EXHIBIT B

                      OUTSIDE EMPLOYMENTS AND DIRECTORSHIPS

                                       OF

                                    M.S. KOLY


MADISON CONSULTING

PRIZM PHARMACEUTICALS

VENKOL INC.

                                                                       EXHIBIT C



           ----------------------------------------------------

             PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

           ----------------------------------------------------



 To:  Delcath Systems, Inc.                                   As of May 20, 1996
      1100 Summer Street
      Stamford, Connecticut 06905

    The undersigned, in consideration of and as a condition of my employment or continued employment by you and/or by companies which you own, control, or are affiliated with or their successors in business (collectively, the "Company"), hereby agrees as follows:

1.  Confidentiality.

    I agree to keep confidential, except as the Company may otherwise consent in writing, and, except for the Company's benefit, not to disclose or make any use of at any time either during or subsequent to my employment, any Inventions (as hereinafter defined), trade secrets and confidential information, knowledge, data or other information of the Company relating to products, processes, know-how, techniques, methods, designs, formulas, test data, customer lists, business plans, marketing plans and strategies, pricing strategies, or other subject matter pertaining to any business of the Company or any of its affiliates, which I may produce, obtain, or otherwise acquire during the course of my employment, except as herein provided. I further agree not to deliver, reproduce or in any way allow any such trade secrets and confidential information, knowledge, data or other information, or any documentation relating thereto, to be delivered to or used by any third parties without specific direction or consent of a duly authorized representative of the Company.

2.  Conflicting Employment, Return of Confidential Material.

    I agree that during my employment with the Company I will not engage in any other employment, occupation, consulting or other activity relating to the business in which the Company is now or may hereafter become engaged, or which would otherwise conflict with my obligations to the Company. In the event my employment with the Company terminates for any reason whatsoever, I agree to promptly surrender and deliver to the Company all records; materials, equipment, drawings, computer disks, documents and data of which I may obtain or produce during the course of my employment, and I will not take with me any description containing or pertaining to any confidential information, knowledge or data of the Company which I may produce or obtain during the course of my employment.

3.  Assignment of Inventions

    3.1 I hereby acknowledge and agree that the Company is the owner of all Inventions. In order to protect the Company's rights to such Inventions, by executing this Agreement I hereby irrevocably assign to the Company all my right, title and interest in and to all Inventions to the Company.

    3.2 For purposes of this Agreement, "Inventions" shall mean all discoveries, processes, designs, methods, techniques, technologies, devices, or improvements in any of the foregoing or other ideas, whether or not patentable or copyrightable and whether or not reduced to practice, made or conceived by me (whether solely or jointly with others) during the period of my employment with the Company which relate in any manner to the actual or demonstrably anticipated business, work, or research and development of the Company, or result from or are suggested by any task assigned to me or any work performed by me for or on behalf of the Company.

    3.3 Any discovery, process, design, method, technique, technology, device, or improvement in any of the foregoing or other ideas, whether or not patentable or copyrightable and whether or not reduced to practice, made or conceived by me (whether solely or jointly with others) which I develop entirely on my own time not using any of the Company's equipment, supplies, facilities, or trade secret information ("Personal Invention") is excluded from this Agreement provided such Personal Invention (i) does not relate to the actual or demonstrably anticipated business, research and development of the Company, and (ii) does not result, directly or indirectly, from any work performed by me for or on behalf of the Company.

4.  Disclosure of Inventions.

    I agree that in connection with any Invention, I will promptly disclose such Invention to the Board of Directors and the Executive Committee of the Company in order to permit the Company to enforce its property rights to such Invention in accordance with this Agreement. My disclosure shall be received in confidence by the Company.

5.  Patents and Copyrights, Execution of Documents.

    5.1 Upon request, I agree to assist the Company or its nominee (at its expense) during and at any time subsequent to my employment in every reasonable way to obtain for its own benefit patents and copyrights for Inventions in any and all countries. Such patent and copyrights shall be and remain the sole and exclusive property of the Company or its nominee. I agree to perform such lawful acts as the Company deems to be necessary to allow it to exercise all right, title and interest in and to such patents and copyrights.

    5.2 In connection with this Agreement, I agree to execute, acknowledge and deliver to the Company or its nominee upon request and at its expense all documents, including assignments of title, patent or copyright applications, assignments of such applications, assignments of patents or copyrights upon issuance, as the Company may determine necessary or desirable to protect the Company's or its nominee's interest in Inventions, and/or to use in obtaining patents or copyrights in any and all countries and to vest title thereto in the Company or its nominee to any of the foregoing.

6.  Maintenance of Records.

    It is understood that all Personal Inventions, if any, whether patented or unpatented, which I made prior to my employment by the Company, are excluded from this Agreement. To preclude any possible uncertainty, I have set forth on Schedule A attached hereto a complete list of all of my prior Personal Inventions, including numbers of all patents and patent applications and a brief description of all unpatented Personal Inventions which are not the property of a previous employer. I represent and covenant that the list is complete and that, if no items are on the list, I have no such prior Personal Inventions. I agree to notify the Company in writing before I make any disclosure or perform any work on behalf of the Company which appears to threaten or conflict with proprietary rights I claim in any Personal Invention. In the event of my failure to give such notice, I agree that I will make no claim against the Company with respect to any such Personal Invention.

7.  Other Obligations.

    I acknowledge that the Company from time to time may have agreements with other persons, companies, entities, the U.S. Government or agencies thereof, which impose obligations or restrictions on the Company regarding Inventions made during the course of work thereunder or regarding the confidential nature of such work. I agree to be bound by all such obligations and restrictions and to take all action necessary to discharge the Company's obligations.

8.  Trade Secrets of Others.

    I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep confidential proprietary information, knowledge or data acquired by me in confidence or in trust prior to my employment with the Company, and I will not disclose to the Company, or induce the Company to use, any confidential or proprietary information or material belonging to any previous employer or others. I agree not to enter into any agreement either written or oral in conflict herewith.

9.  Modification.

    I agree that any subsequent change or changes in my employment duties, salary or compensation or, if applicable, in any employment agreement between the Company and me, shall not affect the validity or scope of this Agreement.

10. Arbitration.

    Any dispute concerning this Agreement including, but not limited to, its existence, validity, interpretation, performance or non-performance, arising before or after termination or expiration of this Agreement, shall be settled by a single arbitrator in Stamford, Connecticut, in accordance with the expedited procedures of the commercial rules then in effect of the American Arbitration Association. Judgment upon any award may be entered in the highest court, state or federal, having jurisdiction. The cost of such arbitration shall be borne equally between the parties thereto unless otherwise determined by such arbitration panel.

11. Binding Effect.

    This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives and successors.

12. Interpretation.

    IT IS THE INTENT OF THE PARTIES THAT in case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. MOREOVER, IT IS THE INTENT OF THE PARTIES THAT if any provision of this Agreement is or becomes or is deemed invalid, illegal or unenforceable or in case any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, such provision shall be construed by amending, limiting and/or reducing it to conform to applicable laws so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the parties, it shall be stricken and the remainder of this Agreement shall remain in full force and effect.

13. Waivers.

    No waiver of any right under this Agreement shall be deemed effective unless contained in a writing signed by the party charged with such waiver, and no waiver of any right arising from any breach or failure to perform shall be deemed to be a waiver of any future such right or of any other right arising under this Agreement.

14. Entire Agreement Modification.

    This Agreement constitutes the entire agreement between the parties and supersedes any prior oral or written communications, representations, understandings or agreements concerning the subject matter hereof with the Company or any officer or representative thereof. This Agreement may be amended, modified, or certain provisions waived only by a written instrument signed by the parties hereto, upon authorization of the Company's Board of Directors.

15. Headings.

    The headings of the Sections contained in this Agreement are inserted for convenience and reference only and in no way define, limit, extend or describe the scope of this Agreement, the intent of any provisions hereof, and shall not be deemed to constitute a part hereof nor to affect the meaning of this Agreement in any way.

16. Counterparts.

    This Agreement may be signed in two counterparts, each of which shall be deemed an original and both of which shall together constitute one agreement.

17. Governing Law.

    This Agreement shall be governed and construed in accordance with the laws of Connecticut.

18. Notices.

    All notices, requests, demands and communications which are or may be required to be given hereunder shall be deemed given if and when sent by registered or certified mail, return receipt requested, postage prepaid, to the following addresses:

            If to the Company:                 Delcath Systems, Inc.
                                               1100 Summer Street
                                               Stamford, Connecticut 06905

            If to Employee:                    M. S. Koly
                                               575 Middlesex Road
                                               Darien, Connecticut 06820







                      [THIS SPACE INTENTIONALLY LEFT BLANK)

                                                      EMPLOYEE


                                                      /s/ M.S. Koly
                                                      --------------------------
                                                      M. S. Koly
Accepted and Agreed:

DELCATH SYSTEMS, INC.


By: /s/ Joseph Milana
   --------------------------
    Duly Authorized

                                   SCHEDULE A



                            LIST OF PRIOR INVENTIONS

                                       OF

                                   M.S. KOLY



                                                           Identifying Number or
         Title                      Date                      Brief Description
         -----                      ----                      -----------------